UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 1, 2010
                Date of Report (Date of earliest event reported)

                                  iPARTY CORP.
             (Exact name of registrant as specified in its charter)

          Delaware                     001-15611               76-0547750
(State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)               File Number)        Identification No.)

     270 Bridge Street, Suite 301, Dedham, Massachusetts     02026
     (Address of principal executive offices)             (Zip Code)

                                 (781) 329-3952
              (Registrant's telephone number, including area code)
              ----------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))
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Item  5.02.  Departure  of Directors or Certain Officers; Election of Directors;
Appointment  of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2010, we entered into new employment agreements with Sal Perisano, our Chief Executive Officer, and Dorice Dionne, our Senior Vice President, Merchandising. Our new agreements with Mr. Perisano and Ms. Dionne each
commence on April 1, 2010 and expire on March 31, 2013.   Mr. Perisano and Ms.
Dionne are married.

Our new agreement with Mr. Perisano provides that we shall pay him a base salary of $334,750 for the period April 1, 2010 through March 31, 2011. Mr. Perisano's salary will increase to $351,488 for the period April 1, 2011 through March 31, 2012 and increase to $369,062 for the period April 1, 2012 through March 31, 2013. Mr. Perisano will also participate in our annual bonus and fringe benefit plans for senior executives. In addition, our new agreement with Mr. Perisano entitles him to the grant of a stock option on July 1, 2010 (provided that Mr. Perisano is still employed by us on such date) for 410,000 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on such date. This option will vest in three installments of 136,653 shares on the grant date, 136,653 shares on June 30, 2011, and 136,694 shares on June 30, 2012 (provided, in each case, that Mr. Perisano remains employed by us on each of such future dates). In addition, our new agreement with Mr. Perisano provides that the options to purchase up to 460,000 shares of our common stock granted to him on May 27, 2009 became fully vested as of April 1, 2010.

Our new agreement with Ms. Dionne provides that we shall pay her a base salary of $200,850 for the period April 1, 2010 through March 31, 2011. Ms. Dionne's salary will increase to $206,875 for the period April 1, 2011 through March 31, 2012 and increase to $213,082 for the period April 1, 2012 through March 31, 2013. Ms. Dionne will also participate in our annual bonus and fringe benefit plans for senior executives. In addition, our new agreement with Ms. Dionne entitles her to the grant of a stock option on July 1, 2010 (provided that Ms. Dionne is still employed by us on such date) exercisable for 265,000 shares of our common stock, at an exercise price per share equal to the closing price of our common stock on such date. This option will vest in three installments of 88,325 shares on the grant date, 88,325 shares on June 30, 2011, and 88,350 shares on June 30, 2012 (provided, in each case, that Ms. Dionne remains employed by us on each of such future dates). In addition, our new agreement with Ms. Dionne provides that the options to purchase up to 260,000 shares of our common stock granted to her on May 27, 2009 became fully vested as of April 1, 2010.

Each of these agreements provides for automatic renewals for successive one-year terms, unless terminated by either party as provided in the agreement. Our Compensation Committee may determine under the agreement to increase the executive's base salary for any renewal term, or following a material acquisition.

Our new agreements with Mr. Perisano and Ms. Dionne also contain provisions (as did our previous agreements with them, which expired on March 31, 2010) regarding payments of varying amounts of severance upon involuntary termination of employment, or voluntary termination for good reason (as specified in each agreement) within 13 months of a change in control. Both agreements also include non-competition, non-solicitation, and confidentiality provisions substantially similar to our previous agreements with Mr. Perisano and Ms. Dionne.

The full texts of our new agreements with Mr. Perisano and Ms. Dionne are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item  9.01  Financial  Statements  and  Exhibits.

     (d) Exhibits

10.1 Employment Agreement between iParty Corp. and Sal Perisano, dated April 1, 2010.
10.2 Employment Agreement between iParty Corp. and Dorice Dionne, dated April 1, 2010.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          iPARTY CORP.

                                          By:     /s/ DAVID ROBERTSON
                                               ---------------------------
                                                  David Robertson
                                                  Vice President
                                               Chief Financial Officer


Dated: April 2, 2010

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                                 EXHIBIT INDEX
EXHIBIT
NUMBER                              DESCRIPTION
-------------    ---------------------------------------------------------------

10.1 EmploymentAgreement between iParty Corp. and Sal Perisano, dated April 1, 2010.
10.2 Employment Agreement between iParty Corp. and Dorice Dionne, dated April 1, 2010.

                                       4